                                                                     EXHIBIT 5.1

                                April ___, 2000

DURECT Corporation
10240 Bubb Rd
Cupertino, CA 95014



     Registration Statement on Form S-1 (File No. 333-_____)
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (File No. 333- _____) (the "Registration Statement") to be filed by you with the Securities and
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Exchange Commission on April 20, 2000 in connection with the registration under the Securities Act of 1933 of shares of your Common Stock (the "Shares").
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As your legal counsel in connection with this transaction, we have examined the proceedings taken and we are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and in any amendment to it.

                                        Sincerely,

                                        VENTURE LAW GROUP
                                        A Professional Corporation